     NUMBER

SHARES

   ________

________

           The Andina Group, Inc.

This Certifies that _______________________________________________________  is the

registered holder of ______________________________ Shares

transferable only on the books of the Corporation by the holder hereof in person or by  Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed.

this ________day              of __________A.D. 20__.

_____________________________

         Burke Green,  President